Q1 2020 EARNINGS PRESENTATION March 4, 2020 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019 and our quarterly report on Form 10-Q for the period ended January 31, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

First Quarter 2020 Summary

NAVISTAR

- Q1 results impacted by industry cycle
- Strong Bus and Severe Service momentum
- Expecting stronger sequential results in Q2 and second half of 2020
- Ended Q1 with strong Manufacturing cash balance of $1 billion
- TRATON offer received
- Huntsville engine plant expansion broke ground
- MaxxForce settlement approved in the U.S.



Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Q1 2020 Earnings – 3/4/2020
NYSE: NAV 3

First Quarter 2020 Consolidated Results ($ in millions, except per share and units) Includes U.S. and Canada School buses and Class 6-8 trucks. Amounts attributable to Navistar International Corporation. Non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

First Quarter 2020 Segments Results ($ in millions)

2020 Industry Guidance

2020 Financial Guidance 2020 guidance does not include any potential impact to our operations related to the coronavirus. Non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Pension expense in 2019 excludes $142M for Canadian pension annuity settlement.

Appendix

137 Days Includes US and Canada Class 6-8 company and dealer truck inventory, but does not include IC Bus *Calculation is based on the 3-month rolling average of inventory-to-retail sales ratio Normal range is 80-120 days inventory on hand Days Sales Inventory On-Hand

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 HeavyThree Months EndedJanuary 31, 2020October 31, 2019July 31, 2019April 30, 2019January 31, 2019Core Markets (U.S. and Canada)Class 6 and 7 medium trucks20.3%25.9%26.8%29.8%25.5%Class 8 heavy trucks6.1%14.3%13.8%15.1%12.1%Class 8 severe service trucks14.0%19.7%14.1%12.6%11.7%Combined class 8 trucks8.5%15.7%13.9%14.5%12.0%

Worldwide Truck Chargeouts _______________________ We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts. We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks. Other markets primarily consist of Class 4/5 vehicles, Export Truck, Mexico, and post-sale Navistar Defense. Other markets include certain Class 4/5 vehicle chargeouts of 2,100 and General Motors (“GM”)-branded units sold to GM during the three months ended January 31, 2020

Financial Services Segment

Highlights

- Financial Services segment profit of $17M for Q1 2020 compared to $31M for Q1 2019
- Segment financing availability of $875M as of January 31, 2020
- Financial Services debt/equity leverage of 2.8:1 as of January 31, 2020
- Dividend to Navistar, Inc. of $30M in Q1 2020

NFC[(1)] Facilities

Dealer Floor Plan

- NFSC wholesale trust as of January 31, 2020
  - $950M funding facility
  - Variable portion matures May 2020
  - Term portions mature September 2020 and May 2021
- On balance sheet

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- Program management continuity
- Broad product offering
- Ability to support large fleets
- Access to less expensive capital

Bank Facilities

- Bank revolver capacity of $748M matures May 2024
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- $200M TRAC Facility extended to June 2021
- On balance sheet

[1] Navistar Financial Corporation (NFC) is the U.S. financial entity of Navistar's Financial Services segment.

Q1 2020 Earnings – 3/4/2020
NYSE: NAV 12

Strong Cash Balance, No Near-Term Manufacturing Debt Manufacturing Cash Balance(B) Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Total manufacturing debt of $2.9B as of January 31, 2020. Graph does not include financed lease obligations and other, totaling $62 million. Amounts include manufacturing cash, cash equivalents, and marketable securities. Q1 2020 consolidated equivalent cash balance was $1.0 billion. Amounts exclude restricted cash. Limited Near-Term Manufacturing Debt Maturities(A) ($ in millions)

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A:Equity in income of non-consolidated affiliates is derived from the ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which the company does not own 100% and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2020 and beyond pension funding requirements? A: For the three months ended January 31, 2020 and 2019, we contributed $30 million and $131 million, respectively, to our pension plans (the "Plans") to meet regulatory funding requirements. During the first quarter of 2019, we accelerated the payment of a substantial portion of our 2019 minimum required funding. We currently expect to contribute an additional $162 million to the Plans during the remainder of 2020. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that from 2021 through 2023, we will be required to contribute approximately $140 million to $175 million per year to the Plans, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A:Cash tax payments are expected to remain low in 2020 and could gradually increase as the company utilizes available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions Q6:What is the current balance of net operating losses as compared to other deferred tax assets? A:  As of October 31, 2019, the Company had deferred tax assets for U.S. federal NOLs valued at $465 million, state NOLs valued at $166 million, and foreign NOLs valued at $151 million, for a total undiscounted cash value of $782 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $196 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.1 billion. Of this amount, $2.0 billion was subject to a valuation allowance at the end of FY2019. Q7:How does your FY 2020 Class 8 industry outlook compare to ACT Research? A: Q8:Please discuss the process from an order to a retail delivery? A:  Orders* are customers’ written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. * Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation. Reconcilation to ACT - Retail Sales 2020 ACT* 217800 CY to FY Adjustment 10100 "Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports -5000 Total (ACT comparable Class 8 Navistar) 222900 298000 Navistar Industry Retail Deliveries Combined Class 8 Trucks 210000 240000 265000 295000 Navistar Difference from ACT -12900 17100 -0.11073825503355705 -1.7% *Source: ACT N.A. Commercial Vehicle Outlook - February 2020 (5.8%) 7.7% -33000 -3000

Q10: What is your revenue by product type(A)? A: ___________________________ Includes other markets primarily consisting of Bus, Export Truck and Mexico. Retail financing and Wholesale financing revenues in the Financial Services segment include interest revenue of $15 million and $9 million, respectively, for the three months ended January 31, 2020, respectively, and $13 million and $12 million for the three months ended January 31, 2019, respectively. Frequently Asked Questions Q9: How do you define manufacturing free cash flow? A: ___________________________ Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations. Quarters Ended Qtr Ended Qtr Ended ($ in millions) Jan. 31, 2020 Oct. 31, 2019 Jul. 31, 2019 Apr. 30, 2019 Jan. 31, 2019 Oct. 31, 2016 Jul. 31, 2016 Consolidated Net Cash from Operating Activities $99 $346 $294 $50 $-,240 $281 $90 Less: Net Cash from Financial Services Operations 410 142 20 -,132 25 -3 95 Net Cash from Manufacturing Operations (A) ....................... -,311 204 274 182 -,265 284 -5 Less: Capital Expenditures 59 44 24 21 43 -32 -29 Manufacturing Free Cash Flow $-,370 $160 $250 $161 $-,308 $252 $-34 ($ in millions) Truck Parts Global Operations Financial Services Corporate and Eliminations Total Three Months Ended January 31, 2020 Truck products and services(A) $ 1075 $ — $ — $ — $ 3 $ 1078 Truck contract manufacturing 97 — — — — 97 Used trucks 41 — — — — 41 Engines — 50 47 — — 97 Parts — 442 14 — — 456 Extended warranty contracts 25 — — — — 25 Sales of manufactured products, net 1238 492 61 — 3 1794 Retail financing(B) — — — 37 -2 35 Wholesale financing(B) — — — 9 — 9 Financial revenues — — — 46 -2 44 Sales and revenues, net $ 1238 $ 492 $ 61 $ 46 $ 1 $ 1838

Outstanding Debt Balances

($ in millions)	January 31, 2020	October 31, 2019
Manufacturing operations		
Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $6 at both dates and unamortized debt issuance costs of $9 and $10, respectively	$ 1,553	$ 1,566
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $14 and $15, respectively	1,086	1,085
Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates	220	220
Financed lease obligations	53	60
Other	9	11
Total Manufacturing operations debt	2,921	2,932
Less: Current portion	31	32
Net long-term Manufacturing operations debt	$ 2,890	$ 2,900

($ in millions)	January 31, 2020	October 31, 2019
Financial Services operations		
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $3 and $4, respectively	$ 673	$ 991
Bank credit facilities, at fixed and variable rates, due dates from 2019 through 2025, net of unamortized debt issuance costs of $1 at both dates	978	1,059
Commercial paper, at variable rates, program matures in 2022	44	84
Borrowings secured by operating and finance leases, at various rates, due serially through 2024	119	122
Total Financial Services operations debt	1,814	2,256
Less: Current portion	421	839
Net long-term Financial Services operations debt	$ 1,393	$ 1,417

Q1 2020 Earnings – 3/4/2020
NYSE: NAV 17

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted Net Income and Adjusted EBITDA: We believe that adjusted net income and adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities, and free cash flow represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital Expenditures, all from our Manufacturing operations Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by Sales and revenues, net.

SEC Regulation G Non-GAAP Reconciliation Manufacturing Operations Cash, Cash Equivalents, and Marketable Securities Reconciliation:

SEC Regulation G Non-GAAP Reconciliations Earnings (loss) Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) Reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 21.

SEC Regulation G Non-GAAP Reconciliation Adjusted Income Reconciliation: _____________________ Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. In the first quarter of 2019, we recorded $2 million of asset impairment charges related to certain assets under operating leases in our Truck segment. In the first quarter of 2019, we recognized a gain of $54 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment. In the first quarter of 2019, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement accounting charges of $142 million in Other expense, net in Corporate. In the first quarter of 2020 and 2019, we recorded interest income of $1 million, respectively, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate. Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations.